Exhibit 99.1

Energy Focus, Inc. Reports First Quarter 2023 Financial Results

Conference Call to be Held Today at 11 a.m. ET

SOLON, Ohio, May 11, 2023 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in energy-efficient lighting and control system products for the commercial and military maritime and consumer markets, today announced financial results for its first quarter ended March 31, 2023.
First Quarter 2023 Financial Highlights:

•Net sales of $0.9 million, decreased 54.9% compared to the first quarter of 2022, reflecting a $0.3 million, or 34.3% decrease in military sales, and a $0.8 million, or 71.7% decrease in commercial sales, year-over-year. As compared to the fourth quarter of 2022, net sales increased by 40.3%, primarily due to a $0.3 million increase in military sales, while commercial sales remained flat.
•Positive gross profit margin of 1.8%, up from negative gross profit margins of 1.3% in the first quarter of 2022 due primarily to significantly reduced fixed costs, offsetting the impact of lower sales volumes. Sequentially, gross profit was up significantly as compared to negative 35.9% in the fourth quarter of 2022, due to reduced variable costs.
•Loss from operations of $1.2 million, compared to a loss from operations of $2.7 million in the first quarter of 2022 and to a loss from operations of $2.0 million in the fourth quarter of 2022.
•Net loss of $1.3 million, or $(0.08) per basic and diluted share of common stock, compared to a net loss of $2.8 million, or $(0.44) per basic and diluted share of common stock, in the first quarter of 2022. Sequentially, the net loss decreased by $1.0 million compared to net loss of $2.3 million, or $(0.24) per basic and diluted share of common stock in the fourth quarter of 2022.
•Cash of $0.3 million, included in total availability (as defined under “Non-GAAP Measures” below) of $0.4 million, each as of March 31, 2023, as compared to cash of $0.1 million and total availability of $0.1 million as of December 31, 2022.
•Strategic investment completed in January 2023 resulting in net proceeds of $2.1 million and conversion of additional $1.5 million outstanding on promissory notes into common stock.
•Private placements of additional $955 thousand of common stock during the first quarter of 2023.
•Paid down $1.0 million on secured inventory lending facility and agreed to terminate accounts receivable lending facility, reducing borrowing costs during 2023.
•Restructured unsecured promissory note, paying down $500 thousand exchanging an additional $250 thousand for common stock and extending payments into 2024.

“First quarter has set the stage for growth in 2023 for Energy Focus,” said Lesley Matt, Chief Executive Officer. “The work we accomplished in the three months ended March 31, 2023 has started to transform Energy Focus to drive sales and new product development that we hope will show in our full year 2023 results and beyond. Although our first quarter profit margin was not where we wanted to be, turning to positive margin reflects our hard work on past inventory reserves. There is always room for improvement in sales numbers, and I am optimistic that we have our biggest hurdles behind us and are primed and ready to deliver in the quarters ahead. After the strategic investment from Sander Electronics was completed in January, the teams worked together to get our best-selling, higher margin products back into the production pipeline while collaborating on new market opportunities in LED and energy solutions products. During this time, we were also able to significantly reduce operating expenses and clean up our balance sheet to improve stockholder equity and deploy cash flows in operations. Although there is a tremendous amount of work still to be done, I believe that we are focusing back on sales, new product development and innovation.”
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

First Quarter 2023 Financial Results:
Net sales were $0.9 million for the first quarter of 2023, compared to $2.1 million in the first quarter of 2022, a decrease of $1.1 million, or 54.9%. Net sales from military maritime products were approximately $0.6 million, or 65.5% of total net sales, for the first quarter of 2023, compared to $0.9 million, or 45.0% of total net sales, in the first quarter of 2022, (including $0.3 million of deferred revenue recognized in that prior period). Sequentially, military maritime sales were up $0.3 million, or 48%, compared to fourth quarter of 2022, reflecting the building impact of our renewed focus on military sales commenced mid-year 2022 with the strategic hire of a head of MMM sales. Net sales from commercial products were approximately $0.3 million, or 34.5% of total net sales, for the first quarter of 2023, as compared to $1.1 million, or 55.0% of total net sales, in the first quarter of 2022, reflecting lower sales volumes and market adjusted pricing.

Gross profit margin was $17 thousand, or 1.8% of net sales, for the first quarter of 2023. This compares with negative gross profit margin of $26 thousand, or (1.3)% of net sales, in the first quarter of 2022. Sequentially, this compares with negative gross profit of $238 thousand, or (35.9)% of net sales, in the fourth quarter of 2022. The year-over-year increase in gross margin rate was driven by a $488 thousand decrease in fixed costs, partially offset by the $288 thousand impact from lower volume. In the first quarter of 2022, we also included a $129 thousand adjustment to the inventory reserve to impair slow moving inventory in the first quarter of 2022. The quarter-over-quarter increase in gross margin rate was driven primarily by better product mix from additional military sales, which provided a $442 thousand impact to gross margin.
Adjusted gross margin, as defined under “Non-GAAP Measures” below, was negative 0.3% for the first quarter of 2023, compared to 5.0% in the first quarter of 2022, primarily driven by low sales volume in the first quarter of 2023. The decline in revenue was significantly offset by lower fixed costs, which were 23% of sales in the first quarter of 2023 and 27% of sales in the first quarter of 2022. Variable costs remained constant at 25% of sales for both quarters.
Sequentially, the negative 0.3% adjusted gross margin in the first quarter of 2023 is a marked improvement compared to adjusted gross margin of negative 55.8% in the fourth quarter of 2022. The increase from the fourth quarter of 2022 was primarily driven by lower variable costs as well as increased sales during the first quarter of 2023.
Operating loss was $1.2 million for the first quarter of 2023, compared to an operating loss of $2.7 million in the first quarter of 2022. Sequentially, this compares to an operating loss of $2.0 million in the fourth quarter of 2022. Net loss was $1.3 million, or $(0.08) per basic and diluted share of common stock, for the first quarter of 2023, compared with a net loss of $2.8 million, or $(0.44) per basic and diluted share of common stock, in the first quarter of 2022. Sequentially, this compares with a net loss of $2.3 million, or $(0.24) per basic and diluted share of common stock, in the fourth quarter of 2022.
Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $1.2 million for the first quarter of 2023, compared with a loss of $2.6 million in the first quarter of 2022 and a loss of $1.8 million in the fourth quarter of 2022. The improved adjusted EBITDA loss in the first quarter of 2023, as compared to the adjusted EBITDA loss for the first quarter of 2022, was due to the lower costs, primarily salaries and related payroll costs.
Cash was $0.3 million as of March 31, 2023. This compares with cash of $0.1 million as of December 31, 2022. As of March 31, 2023, the Company had total availability, as defined under “Non-GAAP Measures” below, of $0.4 million, which consisted of $0.3 million of cash and $0.1 million of additional borrowing availability under its credit facilities. This compares to total availability of $1.1 million as of March 31, 2022 and total availability of $0.1 million as of December 31, 2022. During the quarter ended March 31, 2023, we reduced the maximum capacity on our inventory facility to $500 thousand and agreed to pay it down over 2023, as well as agreed with our receivables lender to terminate our accounts receivable lending facility. Our net inventory balance of $4.9 million as of March 31, 2023, decreased $0.5 million from our net inventory balance as of December 31, 2022.
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Earnings Conference Call:
The Company will host a conference call and webcast today, May 11, 2023, at 11 a.m. ET to discuss the first quarter 2023 results, followed by a Q & A session.
You can access the live conference call by dialing the following phone numbers:
•Toll Free: 1-877-451-6152 or
•International: 1-201-389-0879
•Conference ID#: 13738656

The conference call will be simultaneously webcast. To listen to the webcast, log onto it at: https://viavid.webcasts.com/starthere.jsp?ei=1614200&tp_key=fdff475ce4. The webcast will be available at this link through May 26, 2023. Financial information presented on the call, including this earnings press release, will be available on the investors section of Energy Focus’ website: investors.energyfocus.com.

About Energy Focus
Energy Focus is an industry-leading innovator of sustainable light-emitting diode (“LED”) lighting and lighting control technologies and solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health and sustainability benefits over conventional lighting. In 2023, EFOI announced plans to add high efficiency GaN (gallium nitride) power supply products to its product portfolio. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Forward-Looking Statements:
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “feels,” “seeks,” “forecasts,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could” or “would” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures, and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made in light of the information currently available to us, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) our need for and ability to obtain additional financing in the near term, on acceptable terms or at all, to continue our operations; (ii) our ability to regain and maintain compliance with the continued listing standards of The Nasdaq Stock Market (iii) our ability to refinance or extend maturing debt on acceptable terms or at all; (iv) our ability to continue as a going concern for a reasonable period of time; (v) our ability to realize synergies with our strategic investor; (vi) instability in the U.S. and global economies and business interruptions experienced by us, our customers and our suppliers, particularly in light of supply chain constraints and other long-term impacts of the coronavirus pandemic; (vii) the competitiveness and market acceptance of our LED lighting and control technologies and products; (viii) our ability to compete effectively against companies with lower prices or cost structures, greater resources, or more rapid development capabilities, and new competitors in our target markets; (ix) our ability to extend our product portfolio into new applications and end markets; (x) our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (xi) the timing of large customer orders, significant expenses and fluctuations between demand and capacity as we manage inventory and invest in growth opportunities; (xii) our ability to successfully scale our network of sales representatives, agents, distributors and other channel partners to compete with the sales reach of larger, established competitors; (xiii) our ability to implement plans to increase sales and control expenses; (xiv) our reliance on a limited number of customers for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (xv) our ability to add new customers to reduce customer concentration; (xviii) our ability to attract and retain a new chief financial officer; (xvii) our ability to manage the size of our workforce while continuing to attract, develop and retain qualified personnel, and to do so in a timely manner; (xviii) our ability to diversify our reliance on a limited number of third-party suppliers and development partners, our ability to manage third-party product development and obtain critical components and finished products on acceptable terms and of acceptable quality despite ongoing global supply chain challenges, and the impact of our fluctuating demand on the stability of such suppliers; (xix) our ability to timely, efficiently and cost-effectively transport products from our third-party suppliers by ocean marine and other logistics channels despite global supply chain and logistics disruptions; (xx) the impact of any type of legal inquiry, claim or dispute; (xxi) the macro-economic conditions, including rising interest rates and recessionary trends, in the United States and in other markets in which we operate or secure products, which could affect our ability to obtain raw materials, component parts, freight, energy, labor, and sourced finished goods in a timely and cost-effective manner; (xxii) our dependence on military maritime customers and on the levels and timing of government funding available to such customers, as well as the funding resources of our other customers in the public sector and commercial markets; (xxix) business interruptions resulting from geopolitical actions such as war and terrorism, natural disasters, including earthquakes, typhoons, floods and fires, or from health epidemics, or pandemics or other contagious outbreaks; (xxx) our ability to respond to new lighting and control technologies and market trends; (xxxi) our ability to fulfill our warranty obligations with safe and reliable products; (xxxii) any delays we may encounter in making new products available or fulfilling customer specifications; (xxxiii) any flaws or defects in our products or in the manner in which they are used or
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

installed; (xxix) our ability to protect our intellectual property rights and other confidential information, and manage infringement claims by others; (xxx) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; (xxxi) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations, including tariffs and other potential barriers to international trade; and (xxix) our ability to maintain effective internal controls and otherwise comply with our obligations as a public company. For additional factors that could cause our actual results to differ materially from the forward-looking statements, please refer to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.
###
Investor Contact:
Lesley A. Matt
Chief Executive Officer
(216) 715-1300
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash	$301	$52
Trade accounts receivable, less allowances of $58 and $26, respectively	909	445
Inventories, net	4,938	5,476
Short-term deposits	615	592
Prepaid and other current assets	226	232
Receivable for claimed ERTC	445	445
Total current assets	7,434	7,242

Property and equipment, net	68	76
Operating lease, right-of-use asset	1,111	1,180
Total assets	$8,613	$8,498

LIABILITIES
Current liabilities:
Accounts payable	$2,177	$2,204
Accrued liabilities	229	145
Accrued payroll and related benefits	235	261
Accrued sales commissions	29	76
Accrued warranty reserve	143	183
Operating lease liabilities	205	198
Credit line borrowings, net of loan origination fees	388	1,447
Related party promissory notes payable	—	814
Promissory notes payable, net of discounts and loan origination fees	1,277	2,618
Total current liabilities	4,683	7,946

(continued on next page)

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2023	December 31, 2022
	(Unaudited)
Operating lease liabilities, net of current portion	975	1,029
Total liabilities	5,658	8,975

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.0001 per share:
Authorized: 5,000,000 shares (3,300,000 shares designated as Series A Convertible Preferred Stock) at March 31, 2023 and December 31, 2022
Issued and outstanding: 876,447 at March 31, 2023 and December 31, 2022	—	—
Common stock, par value $0.0001 per share:
Authorized: 50,000,000 shares at March 31, 2023 and December 31, 2022
Issued and outstanding: 19,243,610 at March 31, 2023 and 9,848,438 at December 31, 2022	2	1
Additional paid-in capital	153,311	148,545
Accumulated other comprehensive loss	(3)	(3)
Accumulated deficit	(150,355)	(149,020)
Total stockholders' equity (deficit)	2,955	(477)
Total liabilities and stockholders' equity (deficit)	$8,613	$8,498
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net sales	$930	$663	$2,061
Cost of sales	913	901	2,087
Gross profit (loss)	17	(238)	(26)

Operating expenses:
Product development	154	269	503
Selling, general, and administrative	1,066	1,255	2,127
Loss on impairment	—	262	—
Total operating expenses	1,220	1,786	2,630
Loss from operations	(1,203)	(2,024)	(2,656)

Other expenses (income):
Interest expense	123	275	184
Other income	—	—	(30)
Other expenses	7	7	11

Loss before income taxes	(1,333)	(2,306)	(2,821)
Benefit from income taxes	—	4	—
Net loss	$(1,333)	$(2,310)	$(2,821)

Net loss per common share attributable to common stockholders - basic:
From operations	$(0.08)	$(0.24)	$(0.44)

Weighted average shares of common stock outstanding:
Basic and diluted	16,172	9,583	6,437

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Cash Flows

(in thousands)
(unaudited)
	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Cash flows from operating activities:
Net loss	$(1,333)	$(2,310)	$(2,821)
Adjustments to reconcile net loss to net cash used in operating activities:
Other income	—	—	(30)
Capitalized interest on promissory notes payable	—	40	—
Depreciation	8	30	44
Stock-based compensation	26	2	44
Provision for doubtful accounts receivable	29	17	(9)
Provision for slow-moving and obsolete inventories	(23)	(132)	129
Provision for warranties	(40)	(58)	(30)
Amortization of loan discounts and origination fees	62	117	69
Loss on dispositions of property and equipment	—	262	—
Changes in operating assets and liabilities (sources / (uses) of cash):
Accounts receivable	(496)	543	(83)
Inventories	562	812	370
Short-term deposits	(23)	171	12
Prepaid and other assets	6	85	20
Accounts payable	(27)	91	61
Accrued and other liabilities	66	(135)	(211)
Deferred revenue	—	(7)	(268)
Total adjustments	150	1,838	118
Net cash used in operating activities	(1,183)	(472)	(2,703)
Cash flows from investing activities:
Acquisitions of property and equipment	—	—	(35)
Proceeds from the sale of property and equipment	—	25	—
Net cash flows from investing activities	—	25	(35)

(continued on next page)

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Cash Flows - continued

(in thousands)
(unaudited)
	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Cash flows from financing activities (sources / (uses) of cash):
Proceeds from the issuance of common stock and warrants	3,025	—	—
Principal payments under finance lease obligations	—	—	(1)
Proceeds from exercise of stock options and employee stock purchase plan purchases	—	1	—
Payments on the 2021 Streeterville Note	—	(205)	(615)
Deferred financing costs		215	—
Payments on the 2022 Streeterville Note	(500)	—	—
Proceeds from the related party promissory note payable	—	350	—
Proceeds from promissory notes payable	—	650	—
Deferred financing costs paid for Streeterville Notes		—	—
Net (payments) proceeds from the credit line borrowings - Credit Facilities	(1,093)	(553)	897
Net cash provided by financing activities	1,432	458	281
Net increase (decrease) in cash	249	11	(2,457)
Cash, beginning of period	52	41	2,682
Cash, end of period	$301	$52	$225

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Sales by Product
(in thousands)
(unaudited)

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net sales:
Commercial	$321	$349	$1,134
MMM products	609	313	927
Total net sales	$930	$662	$2,061

Non-GAAP Measures
In addition to the results in this release that are presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), we provide certain non-GAAP measures, which present operating results on an adjusted basis. These non-GAAP measures are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, include:
•total availability, which we define as our ability on the period end date to access additional cash if necessary under our short-term credit facilities, plus the amount of cash on hand on that same date;
•adjusted EBITDA, which we define as net income (loss) before giving effect to restructuring expenses, financing charges, income taxes, non-cash depreciation, stock non-cash compensation, accrued incentive compensation, non-routine charges to other income or expense, and change in fair value of warrant liability; and
•adjusted gross margins, which we define as our gross profit margins during the period without the impact from excess and obsolete, in-transit and net realizable value inventory reserve movements that do not reflect current period inventory decisions.
We believe that our use of these non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess liquidity, cash flow performance of the operations, and the product margins of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items that do not have a current period impact. However, our presentation of these non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. Further, there are limitations on the use of these non-GAAP measures to compare our results to other companies within the industry because they are not necessarily standardized or comparable to similarly titled measures used by other companies. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.
Total availability, adjusted EBITDA and adjusted gross margins do not represent cash generated from operating activities in accordance with U.S. GAAP, are not necessarily indicative of cash available to fund cash needs and are not intended to and should not be considered as alternatives to cash flow, net income and gross profit margins, respectively, computed in accordance with U.S. GAAP as measures of liquidity or operating performance. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below for total availability, adjusted EBITDA and adjusted gross margins, respectively.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

	As of
(in thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Total borrowing capacity under credit facilities	$500	$1,567	$4,026
Less: Credit line borrowings, gross(1)	(400)	(1,512)	(3,175)
Excess availability under credit facilities(2)	100	55	851
Cash	301	52	225
Total availability(3)	$401	$107	$1,076
(1)Forms 10-Q and 10-K Balance Sheets reflect the Line of credit net of debt financing costs of $29, $65 and $66, respectively.
(2)Excess availability under credit facilities - represents difference between maximum borrowing capacity of credit facilities and actual borrowings
(3)Total availability - represents Company’s ‘access’ to cash if needed at point in time

	Three months ended
(in thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Net loss	$(1,333)	$(2,310)	$(2,821)
Interest	123	275	184
Loss on Impairment	—	262	—
Other income	—	—	(30)
Income tax benefit	—	4	—
Depreciation	8	30	44
Stock-based compensation	26	2	44
Other Incentive Compensation	—	(19)	(5)
Adjusted EBITDA	$(1,176)	$(1,756)	$(2,584)

	Three Months Ended
(in thousands)	March 31, 2023		December 31, 2022		March 31, 2022
	($)	(%)	($)	(%)	($)	(%)
Net sales	$930		$663		$2,061
Reported gross profit	17	1.8%	-238	(35.9)%	(26)	(1.3)%
E&O, in-transit and net realizable value inventory reserve changes	(20)	(2.2)%	(132)	(19.9)%	129	6.3%
Adjusted gross margin	$(3)	(0.3)%	$(370)	(55.8)%	$103	5.0%

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877